UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 25, 2022

Fluidigm Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34180	77-0513190
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Tower Place, Suite 2000, South San Francisco, California 94080

(Address of principal executive offices) (Zip Code)

(650) 266-6000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	FLDM	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Definitive Material Agreement.

On March 25, 2022, Fluidigm Corporation (the “Company”) entered into a letter agreement (the “Letter Agreement”) to amend (1) the Series B-1 Convertible Preferred Stock Purchase Agreement (the “Casdin Purchase Agreement”), dated as of January 23, 2022, by and between the Company, Casdin Private Growth Equity Fund II, L.P. and Casdin Partners Master Fund, L.P. (collectively, “Casdin”) and (2) the Series B-2 Convertible Preferred Stock Purchase Agreement (the “Viking Purchase Agreement”), dated as of January 23, 2022, by and between the Company, Viking Global Opportunities Illiquid Investments Sub-Master LP and Viking Global Opportunities Drawdown (Aggregator) LP (collectively, “Viking”) (collectively, the Casdin Purchase Agreement and Viking Purchase Agreement, the “Purchase Agreements”).

The Letter Agreement provides that (i) the Company shall adjourn the Special Meeting (as defined below) until 9 a.m., San Francisco time, on April 1, 2022, and (ii) the parties agree that the Company and Casdin shall terminate the Casdin Purchase Agreement, and that the Company and Viking shall terminate the Viking Purchase Agreement, as applicable, pursuant to Section 8.1(d) of each Purchase Agreement in the event that the Requisite Stockholder Approval (as defined in the Purchase Agreements) is not obtained at the adjourned Special Meeting.

The foregoing summary of the Letter Agreement is qualified in its entirety by the text of the Letter Agreement, a copy of which is attached hereto as Exhibit 10.1, and is incorporated by reference into this Item 1.01.

ITEM 5.07 SUBMISSION OF A MATTER TO A VOTE OF SECURITY HOLDERS

The Company’s special meeting of its stockholders (the “Special Meeting”), originally scheduled for March 25, 2022 at 9 a.m., Pacific time, was adjourned, without conducting any business except as described below, to 12:00 p.m., Pacific time on the same day and at the same location. At that time, the Special Meeting was again adjourned, without conducting any business except as described below, to 9 a.m., Pacific time, on April 1, 2022, and will be held at the Genesis SSF Performing Arts Center, located at 1 Tower Place, South San Francisco, California 94080.

The sole proposal presented at both times of the Special Meeting was a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies. In each case, the Company’s stockholders approved the Adjournment Proposal. The voting results were as follows in both cases:

Votes For	Votes Against	Votes Abstained
58,261,792	2,275,789	177,055

Item 8.01. Other Events.

On March 25, 2022, the Company issued a press release regarding the adjournment of the Special Meeting. On March 28, 2022, the Company issued a press release regarding its entry into the letter agreement. The press releases are attached hereto as Exhibit 99.1 and 99.2, respectively, and are incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Letter Agreement dated March 25, 2022

99.1	Fluidigm Corporation Press Release dated March 25, 2022.

99.2	Fluidigm Corporation Press Release dated March 28, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLUIDIGM CORPORATION

Date: March 28, 2022	By:	/s/ Nicholas Khadder
Nicholas Khadder
Senior Vice President, General Counsel, and Secretary